Exhibit 10.17


                                    EQUIPMENT
                                RENTAL AGREEMENT

This Agreement is made between Hughes Network Systems, Inc., doing business as DirecPC(TM) (collectively "DirecPC"), having its primary place of business at 100 Lakeforest Blvd., Gaithersburg, MD 20879, and; UC Television Network Corp. having its primary place of business at 645 Fifth Avenue-East Wing, New York, NY 10022 (Customer).

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1.     SCOPE

This Agreement governs the rental of certain equipment and the license of certain software produced by DirecPC which is used to receive the high speed information delivery services offered by DirecPC, as listed in Attachment A (the "System).

2.     CUSTOMER

DirecPC will provide and Customer will accept and pay for the rental of the System, in accordance with the terms of this Agreement. All Systems rented hereunder must be for the sole use of the Customer.

3.     TERM

This Agreement shall commence on the date this Agreement is signed by both DirecPC and Customer and shall continue for a period of thirty six months ("Initial Term"). This Agreement shall be renewed automatically for successive periods of twelve months each unless either party delivers notice to the other in accordance with the terms hereof at least ninety (90) days before the termination of the then current term (the Initial Term and each such successive twelve month term shall each be referred to as "Term"); provided, however, that the delivery of such notice shall not impair the obligations of either party with respect to any outstanding obligations remaining under this agreement. This Agreement Term shall not terminate, nor shall the respective obligations of DirecPC and Customer with respect to any System provided hereunder be affected by reason of any loss or destruction of any such System from any cause whatsoever, or the interference with the use thereof by any private person, corporation or governmental authority, or as a result of any war, riot, insurrection or Act of God (expect in any case if any caused by DirecPC).

4.     SYSTEM RENTAL

Upon execution of this Agreement DirecPC shall deliver to the Customer 200 Systems in accordance with Attachment A. DirecPC will provide professional installation services for the Systems as part of the total rental price of the Systems. This will include 100 ft. of RG6 coaxial cable or its equivalent, penetration of one wall and miscellaneous wire connector hardware. Installation are Monday through Friday (8:00 a.m. - 5:00 p.m.) excluding holiday installations and 10 business days advanced scheduling. This price does not include the cost of, and DirecPC shall not be responsible for, the acquisition of any permits, site surveys, engineering drawings or any similar requirements. Installation terms other than those outlined above shall be negotiated in good faith by the parties to this agreement.


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5.     DELIVERY

DirecPC shall use reasonable efforts to deliver the System, suitably packaged, to a common carrier for delivery to the destination specified by Customer on or about the estimated shipment date. Customer acknowledges that the System will be installed by agents of DirecPC who shall coordinate directly with Customer regarding  the date of such  installation.  Customer  shall be  responsible  for providing safe access to the premises, equipment, utilities, including electrical and telephone services, and shall be responsible to ensure that any end customer shall cooperate with and assist DirecPC or its agents in the installation, troubleshooting and fault isolation of the System.

6.     TITLE

Nothing contained in this Agreement shall give or convey to Customer any right, title or interest in or to the System provided hereunder. DirecPC is hereby authorized by Customer, to cause this Agreement, or other instrument as may be required by law showing the interest of DirecPC and any Assignee to be filed and Customer agrees to execute and deliver Uniform Commercial Code financing statements reasonably required by DirecPC for such purposes. Customer shall, at its expense, protect and defend DirecPC' s title as well as the interest of any Assignee against all persons claiming against or through Customer and shall at all times keep the System free and clear from any legal process, liens or encumbrances whatsoever (except any placed thereon by DirecPC) and shall give DirecPC immediate written notice thereof and shall indemnify and hold DirecPC and any Assignee harmless from and against any loss caused thereby.

Notwithstanding the forgoing, upon final payment of all fees, bills, charges and/or invoices in accordance with Article 10 below, Customer shall be entitled to purchase the equipment contained in the 200 Systems for the sum of $1.00. In the event that the Customer exercises its right to purchase the equipment, DirecPC shall grant Customer a software license for the life of the equipment on terms similar to those contained in Article 9 herein.

7.     INSPECTION

Upon reasonable notice to Customer, DirecPC or its agents shall have free access to the System at reasonable times for the purpose of inspection and for any other purpose contemplated by this Agreement, subject to the reasonable policies of the location.

8.     DAMAGE, DESTRUCTION OR LOSS

A. From and after an installation date, Customer shall be responsible for and hereby assumes the entire risk of loss, damage or destruction with respect to any installed System resulting from any cause whatsoever, except that caused by DirecPC or its agents.

B. In the event any System is materially damaged, Customer shall promptly notify DirecPC. If such damaged System can be repaired by DirecPC under the terms of this Agreement, DirecPC shall effect such repairs.

C. If any such System is damaged beyond repair or is lost, stolen, destroyed, in the opinion of DirecPC rendered permanently unusable or not economically repairable (any such occurrence hereinafter referred to as an "Event of Loss"), then this Agreement shall continue in full force and effect without any abatement of payments hereunder, unless such event is caused by DirecPC or its agents. Customer shall immediately notify DirecPC of the same and, at Customers expense, promptly replace the affected System with a like unit, in good condition and otherwise acceptable to DirecPC, and having a fair market value equal to that of the replaced System prior to its being so affected, free and clear of any liens or at the discretion of the Customer, Customer may elect to continue to make payments on the System until the end of the term without replacement. Any such replacement System shall be the property of DirecPC and for the purposes of this Agreement be deemed to be the System which it replaced and thereupon shall be subject to the terms of this Agreement.

D. Any insurance proceeds received as a result of any damage to the System or an Event of Loss shall be applied first in respect of any then unpaid obligations of Customer hereunder, and second, provided Customer is not then in default under this Agreement, to reimburse Customer for any payment made with respect to the provisions of subparagraphs (B) and (C) of this Article.


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9.     SOFTWARE LICENSE

Subject to the performance by Customer of the terms and conditions of this Agreement, DirecPC hereby grants to Customer and Customer hereby accepts from DirecPC a limited, nontransferable, nonexclusive license to use the System software solely in the operation of the System commencing on the date of the delivery of the relevant System equipment and payment therefor and to last during the term of this Agreement only.

Customer acknowledges that any System software delivered hereunder is subject to the proprietary rights of DirecPC, or its vendors and that DirecPC, or its vendors, as the case may be shall retain title to all of such software.

Customer agrees that it shall not copy or duplicate or permit anyone else to copy or duplicate, any part of the software, or create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object programs or from other information made available under this Agreement

10.    PRICING AND PAYMENT

In consideration of delivery to Customer of the System, Customer shall pay to DirecPC the System rental price of $45.56 for each System, which includes standard installation, on a monthly basis during the term of this Agreement for a total of $1,640.16 on each Systems over thirty six (36) months. The total price for rental of 200 Systems under this Agreement over a thirty six month period for each System shall be $328,032.00. Payment terms are net thirty (30) days from invoice date. Payment to commence on the 1st day of the month after installment of a System. Customer shall pay to DirecPC interest on delinquent balance at the rate of one and one-half percent (1.5%) per month prorated on a daily basis.

DirecPC shall reserve a purchase money security interest in the System rented to Customer. Customer agrees to sign any documents presented to Customer by DirecPC to protect DirecPC's security interest under the Uniform Commercial Code. Customer shall be liable for DirecPC's expenses (including reasonable attorneys fees) in retaking, holding, and preparing for sale of the System obtained by DirecPC under the Uniform Commercial Code.


11.    ADDITIONAL CHARGES

In addition to the prices set forth in Attachment A, the Customer will pay to DirecPC any duties, taxes (including any taxes on the receipts or income of
DirecPC,  on  either  a  gross  or  net  basis,  which  may be  assesses  by any governmental authority other than the United States or any of its political subdivisions), export packaging, shipping (including shipping related insurance), or similar charges incurred by DirecPC in transferring and shipping rented Systems hereunder. Shipping costs for rented Systems hereunder, if any, incurred by DirecPC will be billed to Customer at DirecPC's cost plus a twenty percent (20%) handling charge. Other charges which DirecPC may be required to pay or collect upon with respect to purchases hereunder, will be billed to Customer at DirecPC's cost.


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12.    LIMITED WARRANTY; LIMITATION
       ON LIABILITY

System equipment delivered by DirecPC to Customer in accordance with this Agreement, are warranted to Customer against defects in material and workmanship. In addition, DirecPC warrants to Customer that System software delivered hereunder shall substantially conform to the product descriptions and specifications contained in the program documentation current on the date of shipment. The warranty period for the System equipment and software is one (1) year from the date of delivery of the respective item.


DIRECPC DOES NOT WARRANT THAT OPERATION OF ANY OF THE EQUIPMENT OR SOFTWARE SHALL BE UNINTERRUPTED OR ERROR FREE IN TERMS OF ACCURACY, RELIABILITY, CURRENTNESS OR OTHERWISE, OR THAT FUNCTIONS CONTAINED IN THE EQUIPMENT OR SOFTWARE SHALL OPERATE IN THE COMBINATIONS THAT MAY BE SELECTED, OR THAT ERRORS WILL BE CORRECTED.

This warranty shall be invalidated d the relevant System items; or portion thereof (i) have not been installed, handled, or used in accordance with DirecPC's recommended procedures and installation specifications (ii) have been damaged through the negligence or abuse of Customer or the end user, or (iii) are damaged by causes external to the System, including shipping damage, improper installation by entities other than DirecPC or its agents, power failure, air conditioning failure, or accident.

This warranty is contingent upon the Customer notifying DirecPC of an alleged defect during the relevant warranty period. Subsequent to receiving such notification, DirecPC shall send to Customer an advance replacement or instruct Customer to return the allegedly defective hem to DirecPC's designated location for repair or replacement, which return shall be made freight prepaid and packed to assure safe arrival.

In the event that DirecPC advance replaces the allegedly defective item, the Customer shall return such allegedly defective item to DirectPC's designated location, freight prepaid and packed to assure safe arrival within thirty (30) days of receipt of the advance replacement. In the event that the Customer does not fulfill such return obligation, DirecPC shall invoice the Customer for and the Customer shall pay to DirecPC within thirty days of the date of such invoice the cost of the replacement hem. In the event that DirecPC repairs or replaces defective equipment in lieu of advance replacement, DirecPC shall return repaired or replacement equipment, freight prepaid and packed to assure safe arrival to the Customer's designated location.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

DIRECPC'S LIABILITY BY REASON OF SUPPLYING ANY SYSTEM EQUIPMENT OR SOFTWARE SHALL NOT EXCEED THE LESSER OF THE COST OF REPAIR OR REPLACEMENT OF SUCH SYSTEM EQUIPMENT OR SOFTWARE NOT ACCEPTED PLUS TEN PERCENT (10%) OF THE PRICE OF THE SYSTEM EQUIPMENT OR SOFTWARE OR PART THEREOF ON WHICH SUCH LIABILITY IS BASED.

IN NO EVENT SHALL DIRECPC BE LIABLE TO CUSTOMER OR TO ANY OTHER PERSON FOR ANY PUNITIVE, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES WHETHER ARISING OUT OF TORT, NEGLIGENCE, BREACH OF WARRANTY, OR OTHERWISE, REGARDLESS OF WHETHER DIRECPC WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.    MAINTENANCE

DirecPC shall make available to Customer spare parts and/or maintenance services for all System equipment or software delivered to it hereunder pursuant to DirecPC's standard terms and conditions during the initial term of this Agreement.

14.    TRAINING

DirecPC shall provide standard curriculum training at its facilities to Customer's personnel at DirecPC's then-current rates (less the Customer Training discount noted in Attachment A.) The dates of these classes will be published by DirecPC. The current fee for training services is set forth in Attachment A. Customer shall be responsible for all travel, lodging, and other expenses incurred by Customer's personnel while attending such classes.


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15.    LABELING

Customer agrees that it will not remove or deface any marking or labels affixed to any System by DirecPC which indicates DirecPC' interest in the System. Customer shall replace any such stenciling, tag or plate which may be removed or destroyed or become illegible. Customer shall keep all Systems free from any marking or labeling which might be interpreted as a claim of ownership thereof by Customer or any party other than DirecPC or anyone so claiming through DirecPC.

16.    CUSTOMER'S INSURANCE
REQUIREMENTS

During the term of this Agreement, Customer shall, at its sole cost and expense, maintain in full force and effect, "all risk" extended coverage fire and casualty insurance on the Systems. Such insurance shall:

A. provide for coverage in an amount equal to at least the replacement cost of the Systems;

B. be in form and substance and with insurers reasonably satisfactory to both parties;

C. designate DirecPC and the Assignee, if any as additional insureds and designate the Assignee (or, if there is none, DirecPC) as the loss payee for distribution of the insurance proceeds to the respective parties as their interests may appear;

D. provide that the policy or policies may not be canceled or materially altered without thirty (30) days prior written notice to DirecPC and the Assignee, if any; and

E. provide DirecPC and that Assignee, if any, with thirty (30) days in which they shall be permitted to cure any defaults by Customer under the policy.

17.    DOCUMENTATION/LITERATURE

DirecPC shall provide to Customer standard documentation and literature for use in promoting the DirecPC System. Customer agrees that any promotional material using the DirecPC name or logo created by or for Customer must be approved in writing by DirecPC.

18.    CONFIDENTIAL INFORMATION

"Confidential" or "Proprietary" information of the parties will be that information which is marked "Confidential" or "Proprietary" or which, if disclosed orally, is identified as confidential or proprietary at the time of disclosure, provided that the disclosing party ("Disclosing Party") confirms the confidential or proprietary nature of the information to the receiving party ("Receiving Party") in writing within five (5) days after oral disclosure. Notwithstanding the foregoing, Confidential or Proprietary information will not include information that is already in its possession of the Receiving Party without restriction, which is in or enters the public domain, which is independently developed or rightfully acquired by the Receiving Party without restriction from a third party, which is approved for release by the Disclosing Party or whose disclosure is required by a government agency. The Receiving
Party will use not less than the degree of care used to prevent disclosure of its own proprietary information to prevent disclosure of information received in accordance with this Agreement. In no event, however, will less than a reasonable standard of care be used.

The Receiving Party will not make copies of Confidential or Proprietary information, and will not disclose Confidential or Proprietary information to others, except to persons within its own organization or to its agents who have need to know such information for purposes of performing under the terms of this Agreement and who have agreed in writing to protect such information as though they were a party to this Agreement.

All Confidential or Proprietary information will remain the property of the Disclosing Party and the Receiving Party will return or destroy all Confidential or Proprietary information at the conclusion of the Discussions or sooner, if requested by the Disclosing Party to do so.

The restrictions imposed by this Section shall continue for three (3) years after this Agreement terminates.

19.    PRODUCT CHANGES

DirecPC reserves the right to make changes to the System or to any information delivery service which it may offer from time to time, and to discontinue providing the System or such service, or any portion thereof.

20.    PATENT AND COPYRIGHT INDEMNITY

DirecPC agrees to resist or defend at its own expense any request for royalty payments or any claim for equitable relief or damages against Customer based on an allegation that the manufacture of any DirecPC equipment or the use, lease, or sale thereof or that any documentation infringes any United States patent or copyright, and to pay any royalties and other costs related to the settlement of such request and to pay the costs and damages, including attorney's fees, finally awarded as the result of any suit based on such claim, provided that DirecPC is given prompt written notice of such request or claim by Customer and given authority and such reasonable assistance and information as DirecPC requests in writing and as if is available to Customer for resisting such request or for the defense of such claim.

In the event that, as a result of any such suit (i) prior to delivery, the manufacture of any item supplied by DirecPC hereunder is enjoined, or (ii) after delivery, the use, lease or sale thereof is enjoined, DirecPC will, at its option and expense, either (a) negotiate a license or other agreement with plaintiff so that such item is no longer infringing, (b) modify such item suitably or substitute a suitable item therefor, which modified or substituted item is not subject to such injunction, and to extend the provisions of this Article thereto, or d (a) or (b) cannot be effected by DirecPC's reasonable and diligent efforts, (c) refund the rental price of the System during the months which use is enjoined.

Notwithstanding the above, DirecPC will not be liable for any damages or costs resulting from claims (i) that DirecPC's compliance with the Customer"s designs, specifications, or instructions, (ii) that use of any item provided by DirecPC in combination with products not supplied by DirecPC, or (iii) that a manufacturing or other process carried out by or through Customer or any equipment end user utilizing any item provided by DirecPC constitutes either direct or contributory infringement of any United States patent (such claims being collectively referred to herein as "Other Claims"). Customer will indemnify DirecPC from any and all damages and costs (including settlement costs agreed to by Customer) finally awarded or agreed upon for infringement of any United States patent or copyright in any suit resulting from Other Claims, and from reasonable expenses incurred by DirecPC in defense of such suit d Customer does not undertake the defense thereof.

21.    FORCE MAJEURE

Neither party will be liable for nondelivery, delay in delivery or installation, or any other impairment of performance hereunder in whole or in part caused by the occurrence of any contingency beyond the reasonable control either of that party or that party's suppliers, including but not limited to war (whether an actual declaration thereof is made or not), sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, failure of or delay in transportation, failure of or delay in performance of the other party's obligations under this Agreement, act of any government or any agency or subdivision thereof, judicial action, labor dispute, fire, accident, explosion, epidemic, quarantine, restrictions, storm, flood, earthquake or other Act of God, or shortage of labor, fuel, raw material, or machinery, where such party has exercised ordinary care in the prevention thereof. If any such contingency occurs, DirecPC may allocate production and deliveries among DirecPC's customers on a pro rata basis with respect to production and delivery requirements and the delivery requirements of this Agreement will be amended accordingly.

22.    DEFAULT BY CUSTOMER

The occurrence of any one or more the following events (herein called "Events of Customer Default") shall constitute a default by Customer under this Agreement:

A. Default by Customer in the payment of any charge payable hereunder as and when the same becomes due and payable and such default continues for a period of thirty (30) days after notice of such default from DirecPC, or

B. Default by Customer in the performance of any other term, covenant or condition of this Agreement, which default shall continue for a period of thirty
(30) days after written notice; or

C. The making of an assignment by Customer for the benefit of its creditors or the admission by Customer in writing of its inability to pay its debts as they become due, or the insolvency of Customer, or the filing by Customer of a voluntary petition in bankruptcy, or the adjudication of Customer as bankrupt, or the filing by Customer of any petition or answer seeking for itself any reorganization, arrangement, composition or readjustment precipitated by the insolvency or bankruptcy of Customer, any liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the filing of any answer by Customer admitting, or the failure by Customer to deny, the material allegations of a petition filed against it for any such relief, or the seeking or consenting by Customer to, or acquiescence by Customer in, the appointment of any trustee, receiver or liquidator of Customer or of all or any substantial part of the properties of Customer, or the inability of Customer to pay its debts when due, or the commission by Customer of any act of bankruptcy; or

D. The failure by Customer, within sixty (60) days after the commencement of any proceeding against Customer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the consent or acquiescence of Customer, or any trustee, receiver or liquidator of Customer or of all or any substantial part of the properties of Customer, to vacate such appointment.

23.    REMEDIES FOR CUSTOMER DEFAULT

       Upon the occurrence of any one or more Events of Customer Default, DirecPC, at its option, may (1) proceed by appropriate court action or actions either at law or in equity to enforce performance by Customer of the applicable terms of this Agreement, or to recover from Customer any and all damages or expenses, including reasonable attorneys fees, which DirecPC shall have sustained by reason of Customers default or on account of DirecPC' enforcement of its remedies hereunder, or (2) without written notice, declare immediately due and payable all monies to be paid during the term of this Agreement. Customer shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by DirecPC on account of such default including all court costs and reasonable attorneys feet and DirecPC shall have the right to the extent permitted by law: (i) to recover all sums so due thereunder; (ii) to retake immediate possession of any System not previously purchased by Customer without any process of law and for such purpose DirecPC may enter upon premises where such System may be located and may remove the same therefrom without notice, and without being liable to Customer therefor, except that DirecPC shall be liable for damages resulting from the fault or negligence of DirecPC, DirecPC' Assignee or their respective agents and representatives in any such entry or repossession; (iii) to sell, rent or otherwise dispose of all or any portion of such non-Customer-purchased System, with the privilege of becoming the purchaser thereof, at public or private sale, for cash or on credit without notice of its intention to do so or of its doing so, in which event DirecPC shall apply the cash proceeds from any sale or other disposition, less all costs and expenses incurred in connection with the recovery, repair or storage of such System or the transaction itself, against all sums due from Customer and to the extent and in the manner permitted by law, Customer shall be liable to DirecPC for the amount by which the Proceeds of any such transaction, less the expenses of retaking, storing, repairing and the transaction itself, including reasonable attorney's fees incurred by DirecPC, is less than all sums due from Customer hereunder; and (iv) to pursue any other remedy permitted by law or equity.

24.    TRADEMARK

Hughes Network Systems and DirecPC trademarks shall not be altered, hidden or removed from the System or documentation delivered therewith. The Hughes Network Systems and DirecPC trademarks are exclusively owned by DirecPC and no other party shall represent that it has any right, title or interest in or to the Hughes Network Systems or DirecPC trademarks; provided that Customer is hereby authorized use such trademarks to make general statements regarding the relationship of the parties under this Agreement. Customer hereby grants to DirecPC the fight to use Its names and trademarks solely for the purpose of making general statements regarding the relationship of the parties under this Agreement.


25.    GENERAL PROVISIONS

A. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings regarding this subject matter. This Agreement may not be modified except in writing signed by officers of both the parties hereto.

B. In the event that DirecPC ceases to operate as a going concern, Customer shall be given the opportunity to acquire DirecPC licensed software, upon mutually agreeable terms and prices, to enable it to continue services.

C. The failure of either party to require performance by the other party of any provision hereof shall not affect the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be held to be a waiver of the provision itself.

D. If any term or condition of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in effect.

E. This Agreement shall be governed by the laws of the State of Maryland and the United States.

F. Customer shall not assign or otherwise transfer its right or obligations under this Agreement without the prior written consent of DirecPC. However, a successor in interest of either party shall acquire all interest of such party hereunder.

G. It is expressly agreed that the execution of this Agreement and the subsequent delivery of items purchased hereunder shall be subject to all applicable export controls imposed or administered by the U.S. Department of Commerce as well as by any other U.S. Government Agency that may impose such controls, including, but not limited to, the export of technical data, equipment, software and know-how.

H. Notices regarding this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when sent by certified mail (return receipt requested) to the other party at the addresses set forth above.

I. Each party shall be excused and shall have no liability for delays or interruptions caused by the failure of the other party to perform their obligations under this Agreement or which are otherwise beyond the reasonable control of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date written below.

CUSTOMER:  UC TELEVISION NETWORK.                   HUGHES NETWORK SYSTEMS
CORP.                                               dba DirecPC


         Peter Kauff                                        Phillip K. O'Brien
--------------------------------------------------------------------------------
Name:             Typed or Printed                  Name:    Typed or Printed



/s/ Peter Kauff                                     /s/ Phillip K. O'Brien
---------------                                     ----------------------
Signature                                           Signature



         CEO                                            Sr. Director, Contracts
--------------------------------------------------------------------------------
Title                                               Title


         11/22/96                                           11/11/96
--------------------------------------------------------------------------------
Date                                                Date

                                  ATTACHMENT A


A.       SYSTEM

         Model 50

B.       ROLLOUT AND PAYMENT SCHEDULE

         Roll out will commence upon execution of this Agreement and shall be completed no later than February 28, 1997.

         Total units 200

         This order not subject to cancellation.

C.       STANDARD INSTALLATION SERVICES

The above installation services prices assume the following: a non-penetrating mount; the use of 100 feet of RG6 coaxial cable and the connector hardware included in the standard installation kit; Monday through Friday 8:00 am to 5:00 pm installations (except holidays); and the absence of any permits, site surveys and engineering drawings or similar requirements. Customer agrees that any installation terms other than those assumed in the standard installation services shall be priced separately including as follows:

         Installation Extras

         Cabling in excess of 100' $0.90/foot (material and labor) Wall mount in place of a non-penetrating roof mount $100 additional Install exposed PVC conduft on roofs $3.00/foot (material and labor)

D.       SPARES
         DirecPC Adapter Cards              $408 (Excluding Software License)
         0.6M Antenna                       $195
         LNB                                $ 95
         Manual                             $ 30
         Mount (NP, W, P)                   $ 75
         Replacement Software               $ 50

E.       DIRECPC SUBSCRIBER SERVICES

A DirecPC subscription is required to access the DirecPC Service. Every ISA card will be charged a $9.95/mo access fee. For Window(R) 95 Turbo Internet users, there 4 a one time activation fee of $49.95


                          TURBO INTERNET WINDOWS(R) 95
---------------------------------------------------------------------------------------------------------------------
     Monthly Plan                   Price                             Description
----------------------------------------------------------------------------------------------------------------------
Basic Plan                $.80/MB peak*
                          $.60/MB off peak*
----------------------------------------------------------------------------------------------------------------------
Bulk Plan                 $24.95/mo per 64MB           User purchases in 64MB increments
                                                       (After 64X units are consumed, pricing reverts to Basic Plan
----------------------------------------------------------------------------------------------------------------------
Moon Surfer               $39.95/mo                    Unlimited access during off peak times
                                                       Peak time charged at $.80/MB
----------------------------------------------------------------------------------------------------------------------
Sun Surfer                $129.95/mo                   Unlimited access during peak times.
----------------------------------------------------------------------------------------------------------------------
                                                       Off peak times charged at $.60/MB
----------------------------------------------------------------------------------------------------------------------
*Peak is 6am-6pm user's local time Mon-Fri (local time is used only for Turbo Internet)
----------------------------------------------------------------------------------------------------------------------

Package Delivery and Multimedia service pricing is available under a separate Content Providers Agreement.

F.       WARRANTY AND MAINTENANCE OPTIONS PRICING

Five Year Warranty               $200, Customer must contract for at time of
(in lieu of standard warranty)   purchase of equipment

Extention of Warranty            $150 per year, Customer must contract for
                                 while warranty still in effect

Above warranties are subject to standard DirecPC warranty terms and conditions (see Article 9 of the Agreement)

On-site maintenance                $125 per year, assumes equpment is
                                   under warranty

Time and materials maintenance     $75 per hour plus any travel costs

G.       TRAINING
         $750 per day per attendee.

H.       PROGRAM MANAGERS

         Within 30 days after the Effective date of this contract the Parties hereto shall each appoint a program manager to be the primary single point of contact between the Parties as it relates to this Agreement. Either Party may change their program manager upon 5 days written notice to the other Party.

                                       A-2